Exhibit 32.1

Certification Pursuant to 18 U.S.C. ss. 1350

The undersigned, Keith G. LeBlanc, President and Chief Executive Officer of SurgiCare, Inc., a Delaware corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:

(1) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    May 14, 2004

By:                Keith G. LeBlanc
                   -----------------------------------------
                   Keith G. LeBlanc, Chief Executive Officer



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